THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
ARTICLES SUPPLEMENTARY
            THE UNIVERSAL INSTITUTIONAL
FUNDS, INC., a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of Maryland (the "Department") that:
            FIRST: The Corporation is registered as an open-end investment company under the Investment
Company Act of 1940.
            SECOND:  The Board of Directors of the
Corporation (the "Board of Directors"), at a meeting duly convened and held on October 2-3, 2013, adopted resolutions which: (i) increased the total number of shares of stock which the Corporation has authority to issue to eleven billion five hundred million (11,500,000,000) shares of common stock, par value $0.001 per share ("Common
Stock"), (ii) established one additional portfolio of Common Stock consisting of two classes, designated as Global Infrastructure Portfolio Class I and Global Infrastructure Portfolio Class II, and (iii) classified 500,000,000 shares of Common Stock as shares of Global Infrastructure Portfolio Class I and 500,000,000 shares of Common Stock as shares of Global Infrastructure Portfolio Class II.
            THIRD:  The terms applicable to the
classes of Common Stock designated and classified as set forth above, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as set by the Board of Directors, are the same as the terms of the existing classes of Common Stock which are set forth in the Articles of Restatement of the Corporation, as amended and supplemented (the "Charter").
            FOURTH:  As of immediately before the
increase in the number of authorized shares as set forth above, the total number of shares of stock of all classes that the Corporation had authority to issue was ten billion five hundred million (10,500,000,000) shares of Common
Stock, having an aggregate par value of ten million five hundred thousand dollars ($10,500,000) and designated and classified in the following portfolios and classes:
NAME OF CLASS

NUMBER OF SHARES OF
COMMON STOCK
CLASSIFIED AND
ALLOCATED

Core Plus Fixed
Income Portfolio
Class I
500,000,000 shares
Core Plus Fixed
Income Portfolio
Class II
500,000,000 shares
Emerging Markets
Debt Portfolio Class
I
500,000,000 shares
Emerging Markets
Debt Portfolio Class
II
500,000,000 shares
Growth Portfolio
Class I
500,000,000 shares
Growth Portfolio
Class II
500,000,000 shares
Mid Cap Growth
Portfolio Class I
500,000,000 shares
Mid Cap Growth
Portfolio Class II
500,000,000 shares
U.S. Real Estate
Portfolio Class I
500,000,000 shares
U.S. Real Estate
Portfolio Class II
500,000,000 shares
Global Tactical
Asset Allocation
Portfolio Class I
500,000,000 shares
Global Tactical
Asset Allocation
Portfolio Class II
500,000,000 shares
Emerging Markets
Equity Portfolio
Class I
500,000,000 shares
Emerging Markets
Equity Portfolio
Class II
500,000,000 shares
Capital Preservation
Portfolio Class I
500,000,000 shares
Capital Preservation
Portfolio Class II
500,000,000 shares
Global Franchise
Portfolio Class I
500,000,000 shares
Global Franchise
Portfolio Class II
500,000,000 shares
Small Company
Growth Portfolio
Class I
500,000,000 shares
Small Company
Growth Portfolio
Class II
500,000,000 shares
Global Real Estate
Portfolio Class II
500,000,000 shares
Total
10,500,000,000 shares

            FIFTH: As increased, the total number of shares of stock of all classes that the Corporation has authority to issue is eleven billion five hundred million
(11,500,000,000) shares of Common Stock, having an aggregate par value of eleven million five hundred thousand dollars ($11,500,000) and designated and classified in the following portfolios and classes:
NAME OF CLASS

NUMBER OF SHARES OF
COMMON STOCK
CLASSIFIED AND
ALLOCATED

Core Plus Fixed
Income Portfolio
Class I
500,000,000 shares
Core Plus Fixed
Income Portfolio
Class II
500,000,000 shares
Emerging Markets
Debt Portfolio Class I
500,000,000 shares
Emerging Markets
Debt Portfolio Class
II
500,000,000 shares
Growth Portfolio
Class I
500,000,000 shares
Growth Portfolio
Class II
500,000,000 shares
Mid Cap Growth
Portfolio Class I
500,000,000 shares
Mid Cap Growth
Portfolio Class II
500,000,000 shares
U.S. Real Estate
Portfolio Class I
500,000,000 shares
U.S. Real Estate
Portfolio Class II
500,000,000 shares
Global Tactical Asset
Allocation Portfolio
Class I
500,000,000 shares
Global Tactical Asset
Allocation Portfolio
Class II
500,000,000 shares
Emerging Markets
Equity Portfolio
Class I
500,000,000 shares
Emerging Markets
Equity Portfolio
Class II
500,000,000 shares
Capital Preservation
Portfolio Class I
500,000,000 shares
Capital Preservation
Portfolio Class II
500,000,000 shares
Global Franchise
Portfolio Class I
500,000,000 shares
Global Franchise
Portfolio Class II
500,000,000 shares
Small Company
Growth Portfolio
Class I
500,000,000 shares
Small Company
Growth Portfolio
Class II
500,000,000 shares
Global Real Estate
Portfolio Class II
500,000,000 shares
Global Infrastructure
Portfolio Class I
500,000,000 shares
Global Infrastructure
Portfolio Class II
500,000,000 shares
Total
11,500,000,000 shares

            SIXTH: The aggregate number of shares of stock of all classes that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General
Corporation Law, and the shares of Global Infrastructure
Portfolio Class I and Global Infrastructure Portfolio Class
II have been designated and classified by the Board of Directors under the authority contained in Article FIFTH,
Section 3 of the Charter.

[SIGNATURE PAGE FOLLOWS]


IN WITNESS WHEREOF, the Corporation has caused
these Articles Supplementary to be signed in its name and
on its behalf by its President and attested to on its behalf by its Secretary on this 3rd day of October, 2013.
THE UNIVERSAL
INSTITUTIONAL
FUNDS, INC.
By: ____/s/ John H.
Gernon__________
_____
   John H. Gernon
President
ATTEST:
_/s/ Mary E. Mullin____
Mary E. Mullin
Secretary

            THE UNDERSIGNED, President of THE
UNIVERSAL INSTITUTIONAL FUNDS, INC., who executed on behalf of the Corporation the foregoing
Articles Supplementary of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

_____/s/ John
H.
Gernon_______
____________
John H. Gernon
President
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DMEAST #17630625 v1
18577964.1.BUSINESS

DMEAST #17630625 v1
18577964.1.BUSINESS